                                                                    EXHIBIT 99.1


       CTI MOLECULAR IMAGING, INC. REPORTS GROWTH IN REVENUES, BOOKINGS,
         BACKLOG, AND NET INCOME FOR THE SECOND QUARTER OF FISCAL 2003

                        Revenues Grow 48% to $82 Million
                    Scanner Bookings Increase 55% to 48 Units
              Backlog Up 65% to $176 Million From Prior Year Period
                      Net Income Up Sharply to $4.5 Million
                    Guidance for Fiscal Year 2003 Reaffirmed

KNOXVILLE, TN--MAY 7, 2003 - CTI Molecular Imaging, Inc. (Nasdaq: CTMI), a leading provider of positron emission tomography (PET) equipment, molecular probes and services, today announced financial results for its fiscal second quarter ended March 31,2003.

Revenues for the second quarter were $82.0 million, a 48% increase over revenues of $55.3 million for the same period last year. Net income was $4.5 million, or $0.10 per share on a fully-diluted basis, compared to a net loss attributable to common shareholders of $12.8 million, or ($0.46) per share on a fully-diluted basis, in the prior year's second quarter. Backlog at the end of the second quarter totaled $176.4 million, up 65% from the same time last fiscal year.

"Our second quarter results reflect the continued growth in the PET market and our business overall, with particular strength in our scanner business and direct distribution efforts at CTI Services," said Terry D. Douglass, Chairman and Chief Executive Officer. "Our shipments and backlog continue to grow at an impressive rate and give us great confidence in the continuing demand for and adoption of PET. Our strategy of focusing our own direct distribution efforts on the non-hospital setting has proven to be an excellent complement to our other distributors. Diversity in distribution methods and a full line of products and services are proving to be a successful strategy for us."

During the fiscal second quarter, our direct distribution channel, CTI Services, sold 12 scanners as well as two third-party cyclotrons, and received bookings for 25 scanners. Of these bookings, 90% were from the non-hospital segment of the market and 80% were orders for our complete set of products and services. "Not all of these bookings will result in sales this fiscal year, but combining them with the 25 orders from the first quarter positions us well to meet or exceed our guidance on the number of scanners we will sell this year at CTI Services," continued Douglass. "Additionally, these bookings through CTI Services represent more than half of the total number of scanner orders through all distributors, a major accomplishment considering the short time we have sold scanners directly."

CPS Innovations shipped 43 scanners, an increase of 48% versus the year-ago quarter. For the second quarter, approximately 75% of all orders to CPS were for proprietary LSO-based scanners, and over 50% of the orders were for PET/CT scanners. "During the quarter, CPS sold its 600th PET or PET/CT scanner, putting it well ahead of the competition. Additionally, CPS' three distributors had over a 50% market share of new PET scanner orders during the quarter, according to data released recently by the National Electrical Manufacturers Association. CPS continues to build on its status as the technological and market share leader in PET," commented Douglass.



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PETNET revenues grew 33%, on a 57% increase in the number of FDG doses delivered over the prior year period, based on the continued rapid growth of scan volumes in the industry. The number of FDG doses delivered grew 9% over the first quarter of this year, which was partially offset by a 4% sequential price decline for FDG. PETNET expanded its distribution network by one facility in the second quarter to 37, adding a PET molecular probe manufacturing and pharmacy center in Tulsa, OK. "We are implementing a new strategy in PETNET that takes advantage of our full product and service offerings similar to the successful strategy we have implemented at CTI Services. This strategy is already proving to be successful, as we have won exclusive long-term contracts for all of our products and services with several significant PET providers. I believe that we have the people and strategy in place to re-energize the PETNET business and to achieve profitable growth. By the end of the fiscal third quarter, we expect that PETNET will be profitable and will be experiencing an improvement in its growth rate," said Douglass.

SEGMENT INFORMATION:


                                      Three Months Ended            Six Months Ended
                                          March 31,                    March 31,
                                   -----------------------      ------------------------
(in thousands)                        2003          2002           2003          2002
                                   ---------      --------      ---------      ---------
                                         (unaudited)                 (unaudited)

REVENUES, GROSS:
CPS                                $  51,563      $ 40,769      $  87,306      $  71,249
PETNET                                17,297        13,265         33,371         25,573
Detector Materials                    15,009         5,042         28,270         10,614
CTI Services                          27,875        11,140         43,399         19,427
                                   ---------      --------      ---------      ---------
Total                              $ 111,744      $ 70,216      $ 192,346      $ 126,863
                                   =========      ========      =========      =========

REVENUE ELIMINATIONS:
CPS                                $ (10,945)     $ (4,981)     $ (14,769)     $  (6,525)
PETNET                                    --          (228)            --           (228)
Detector Materials                   (13,920)       (4,899)       (26,682)       (10,189)
CTI Services                          (4,915)       (4,850)        (8,372)        (7,106)
                                   ---------      --------      ---------      ---------
Total                              $ (29,780)     $(14,958)     $ (49,823)     $ (24,048)
                                   =========      ========      =========      =========

REVENUES, NET:
CPS                                $  40,618      $ 35,788      $  72,537      $  64,724
PETNET                                17,297        13,037         33,371         25,345
Detector Materials                     1,089           143          1,588            425
CTI Services                          22,960         6,290         35,027         12,321
                                   ---------      --------      ---------      ---------
Total                              $  81,964      $ 55,258      $ 142,523      $ 102,815
                                   =========      ========      =========      =========

INCOME (LOSS) FROM OPERATIONS:
CPS                                $  10,479      $ 10,727      $  16,640      $  16,109
PETNET                                  (364)         (516)          (704)          (342)
Detector Materials                     5,294         1,185          9,644          3,034
CTI Services                          (1,330)         (720)        (3,622)        (1,221)
Corporate & Other                     (1,688)       (9,421)        (1,043)        (9,098)
                                   ---------      --------      ---------      ---------
Total                              $  12,391      $  1,255      $  20,915      $   8,482
                                   =========      ========      =========      =========


Following the end of the quarter, the Centers for Medicare and Medicaid Services
(CMS) announced an expansion of Medicare coverage for PET procedures. In its announcement CMS approved expansion of Medicare coverage for PET to include thyroid cancer and patients with potential cardiac disease. Medicare now provides broad reimbursement coverage for patients with breast, lung, esophageal, colorectal, lymphoma, melanoma, head and neck, and thyroid cancers and coverage for myocardial perfusion and tissue viability for cardiac patients. CMS also


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announced two special efforts to help determine the capabilities of PET in diagnosing patients with Alzheimer's disease. CMS will design a demonstration project to evaluate the appropriate role of PET in patients with suspected dementia, and CMS will also convene an expert panel with the National Institute of Health (NIH) to examine the clinical data relating to PET and Alzheimer's. "The announcement by CMS is evidence of the continued expansion of coverage of PET procedures and validates the broad clinical benefits of PET. We are particularly pleased about the CMS' special efforts to study PET, because this could help establish specific coverage criteria for Alzheimer's patients. We are pleased that the process for the potential approval of PET for Alzheimer's continues to move forward as we have anticipated," said Douglass.

ORDERS, SHIPMENTS AND BACKLOG:

The following table summarizes scanner orders and shipments on a consolidated basis:

                                         Three Months Ended      Three Months Ended
                                          March 31, 2003            March 31, 2002
                                       --------------------      --------------------
                                       Orders     Shipments      Orders     Shipments
                                       ------     ---------      ------     ---------
CTI Services                             25           12            5            2
CPS:
 Other distributors                      23           43           26           29
 Intercompany sales elimination          --           (9)          --           (3)
                                        ---          ---          ---          ---
Net third-party sales                    48           46           31           28
                                        ===          ===          ===          ===

Orders for the quarter totaled $105.5 million compared to $72.6 million for the corresponding quarter last year, a 45% increase. Backlog at March 31,2003 was $176.4 million and consists of orders for PET and PET/CT scanners, cyclotrons and service and support contracts and excludes orders placed with PETNET for FDG.

BALANCE SHEET HIGHLIGHTS:

Receivable days sales outstanding were 91 days at March 31,2003, an improvement of 29 days from a year ago. Capital expenditures were $11 million during the second quarter of fiscal 2003. Cash and marketable securities were $80 million at March 31,2003.

FINANCIAL OUTLOOK:

"We believe this was another solid quarter for CTI," said Douglass. "We have successfully managed through the seasonally slowest two quarters for us while simultaneously investing for future growth. We reaffirm our prior guidance for fiscal 2003 of fully diluted earnings per share of $0.60 to $0.64 and revenues of approximately $355 million. For the third quarter of fiscal 2003, we expect fully diluted earnings per share of $0.16 to $0.18 and revenues of approximately $90 million."

EARNINGS CONFERENCE CALL INFORMATION:

The dial-in number for today's earnings call at 5:00 PM Eastern time is (617) 786-2902. A recording of the call will be available from 6:00 PM on May 7 through 6:00 PM on May 11. To hear this recording, dial (888) 286-8010 and enter the reservation number 49650480. A simultaneous webcast of the call will be accessible via the internet at www.ctimi.com under the Investor Relations section. A replay of the webcast will also be archived on this site.

ABOUT CTI:

CTI Molecular Imaging, Inc. is a leading supplier of products and services for positron emission tomography (PET), a diagnostic imaging technology used in the detection and treatment of cancer, cardiac disease and neurological disorders. Additional information is available at: www.ctimi.com.

ABOUT PET AND PET/CT:

PET images the biology of diseases at the molecular level, often before anatomic changes are visible or, in some cases, before symptoms appear. Diseases are biological processes and it is these processes that PET examines. PET/CT is a new imaging technology that combines the biological examination of patients by PET with the CT images of the body's structural detail. PET/CT technology improves the diagnostic accuracy and treatment management of patients by providing surgeons, radiation oncologists and other physicians precise anatomical landmarks associated with the disease condition as determined by PET.

PET's whole-body imaging capability helps physicians improve their ability to detect and determine the location, extent and stage of cancer, neurological disorders and cardiac disease. By improving diagnosis, PET scans aid physicians in selecting better courses of treatment, as well as assessing whether treatment is effective or should be changed. Recent published clinical trials have shown that in a wide array of cancers, the use of PET has caused the treatment to be changed for 15 to 50% of patients, depending on the specific clinical question. In addition, PET and PET/CT provide both the patient and their physician with a degree of certainty that is often unavailable through other imaging methods.

CONTACTS:

CTI Molecular Imaging, Inc., Knoxville, TN David N. Gill, 865-218-2000 Michael
A. Lawless, 865-218-2000

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, which may be identified by words such as "believe," "expect," "anticipate," "intend," "estimate" or similar expressions, include statements regarding CTI's growth and the growth of the market for PET products and services; the future profitability of our PETNET business; estimates regarding the number of PET studies that will be conducted in 2003; potential reimbursement coverage for Alzheimer's studies; continued growth in the non-hospital segments of the healthcare industry; CTI's future results of operations; and any other statements that necessarily depend on future events. Forward-looking statements involve a number of risks and uncertainties and there can be no assurance that any forward-looking statements will prove to be accurate. Important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements include: competition; the seasonality of capital equipment sales; the availability and amount of third-party payor reimbursement for PET procedures; Siemens' option to purchase a majority interest in CPS, CTI's subsidiary that develops and manufactures PET scanners; market acceptance of PET products in general and CTI's products and services in particular; the timing of orders from distribution partners and customers; legislative and regulatory developments; the timing of research and development and marketing expenses; relationships with suppliers and distributors; pricing; customer demand for financing services; and general economic conditions, such as interest rates. CTI undertakes no obligation to update or revise any forward-looking statements. Further information regarding risks, uncertainties and other factors that could adversely affect CTI or cause actual results to differ materially from those anticipated in forward-looking statements are included in CTI's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31,2002 and in other reports CTI files with the SEC.

                           CTI Molecular Imaging, Inc
                          Consolidated Balance Sheets



                                                                           March 31,     September 30,
(in thousands)                                                                2003            2002
                                                                           ---------     ------------
                                                                          (unaudited)
    ASSETS
 Current assets:
  Cash and cash equivalents                                                 $ 75,949        $ 84,553
  Marketable securities                                                        3,553           6,704
  Accounts receivable -- trade, net                                           43,390          33,817
  Accounts receivable -- related party, net(1)                                31,193          39,918
  Inventories                                                                 83,584          69,295
  Income tax receivable                                                        1,054              --
  Deferred tax asset                                                          15,032           9,827
  Prepaid expenses and other current assets                                    8,081           6,112
                                                                            --------        --------
    Total current assets                                                     261,836         250,226
                                                                            --------        --------

Property and equipment, net                                                   95,577          77,667
Goodwill                                                                      12,545          12,385
Other assets                                                                  10,944          11,431
                                                                            --------        --------
    Total assets                                                            $380,902        $351,709
                                                                            ========        ========

   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
  Trade accounts payable                                                    $ 35,386        $ 28,712
  Current maturities of long-term debt and capital lease obligations           4,462           4,008
  Accrued liabilities                                                         16,364          18,993
  Customer advances                                                           13,394          17,701
  Income taxes payable                                                            --           4,552
                                                                            --------        --------
    Total current liabilities                                                 69,606          73,966
                                                                            --------        --------

Other long-term liabilities                                                    1,725           1,420
Long-term debt and capital lease obligations                                  28,820          26,730
                                                                            --------        --------
    Total liabilities                                                        100,151         102,116
                                                                            --------        --------

Minority interest                                                             37,865          30,104

Shareholders' equity                                                         242,886         219,489
                                                                            --------        --------
    Total liabilities and shareholders' equity                              $380,902        $351,709
                                                                            ========        ========


(1) Represent receivables from Siemens Medical Solutions USA, Inc.

                          CTI Molecular Imaging, Inc.
                     Consolidated Statements of Operations


                                                                Three Months Ended                     Six Months Ended
                                                                      March 31,                           March 31,
                                                            ------------------------------      ------------------------------
                                                                2003             2002               2003              2002
                                                            ------------      ------------      ------------      ------------
(In thousands, except share and per share data)                     (unaudited)                           (unaudited)
Revenues                                                    $     81,964      $     55,258      $    142,523      $    102,815
Cost of revenues                                                  49,384            32,542            82,030            60,962
                                                            ------------      ------------      ------------      ------------
    Gross margin                                                  32,580            22,716            60,493            41,853
                                                            ------------      ------------      ------------      ------------
Operating expenses:
 Selling, general and administrative expenses                     12,429             8,458            24,633            15,682
 Research and development expenses                                 7,435             4,869            14,064             9,453
 Stock-based compensation expense                                    325             8,134               881             8,236
                                                            ------------      ------------      ------------      ------------
    Total operating expenses                                      20,189            21,461            39,578            33,371
                                                            ------------      ------------      ------------      ------------
Income from operations                                            12,391             1,255            20,915             8,482
Warrant liability mark to market expense                              --             6,761                --             8,902
Interest expense, net                                                199             1,134               275             2,296
Other (income) expense                                              (238)             (220)             (679)             (394)
                                                            ------------      ------------      ------------      ------------
Income (loss) before income taxes and minority interest           12,430            (6,420)           21,319            (2,322)
Provision for income taxes                                         4,594             2,175             8,086             4,602
                                                            ------------      ------------      ------------      ------------
Income (loss) before minority interest                             7,836            (8,595)           13,233            (6,924)
Amount applicable to minority interest, net of taxes               3,316             3,249             5,329             4,915
                                                            ------------      ------------      ------------      ------------
Net income (loss)                                                  4,520           (11,844)            7,904           (11,839)
Accretion of preferred stocks                                         --               490                --               704
Dividends on preferred stocks                                         --               495                --               848
                                                            ------------      ------------      ------------      ------------
Net income (loss) attributable to common shareholders       $      4,520      $    (12,829)     $      7,904      $    (13,391)
                                                            ============      ============      ============      ============
Earnings (loss) per share
 Basic                                                      $       0.11      $      (0.46)     $       0.19      $      (0.48)
 Diluted                                                    $       0.10      $      (0.46)     $       0.17      $      (0.48)
Weighted average shares
 Basic                                                        42,929,659        28,160,987        42,467,888        28,121,253
 Diluted                                                      46,582,627        28,160,987        46,610,690        28,121,253